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                                                                   EXHIBIT 21


                              WELLPOINT HEALTH NETWORKS INC.
                               LIST OF SUBSIDIARY ENTITIES

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
                                                                 STATE OF
COMPANY                                                          INCORPORATION
-------                                                          -------------
AHI Healthcare Corporation                                       Texas
BC Life & Health Insurance Company                               California
Blue Cross and Blue Shield of Georgia, Inc.                      Georgia
Blue Cross Blue Shield Healthcare Plan of Georgia, Inc.          Georgia
Blue Cross of California                                         California
Cerulean Companies, Inc.                                         Georgia
Comprehensive Integrated Marketing Services                      California
Cost Care, Inc.                                                  Massachusetts
Greater Georgia Life Insurance Company                           Georgia
Group Benefits of Georgia, Inc.                                  Georgia
Health Ventures Partner, LLC                                     Illinois (LLC)
MCS Health Management Options, Inc. *                            Puerto Rico
National Capital Health Plan, Inc.                               Virginia
Precision Rx, Inc.                                               Texas
Professional Claim Services, Inc.                                New York
UNICARE Health Plan of Oklahoma, Inc.                            Oklahoma
UNICARE Health Plans                                             Illinois (partnership)
UNICARE Health Plans of the Midwest, Inc.                        Illinois
UNICARE Health Insurance Company of the Midwest                  Illinois
UNICARE Life & Health Insurance Company                          Delaware
UNICARE Illinois Services, Inc.                                  Illinois
UNICARE National Capital Preferred Provider Organization, Inc.   Maryland
UNICARE National Services, Inc.                                  Delaware
UNICARE Specialty Services, Inc.                                 Delaware
WellPoint Behavioral Health, Inc.                                Delaware
WellPoint California Services, Inc.                              Delaware
WellPoint Development Company, Inc.                              Delaware

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* less than majority stock interest